UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2008

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland 20874

(Address of principal executive offices)          (ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –  Corporate Governance and Management

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Optelecom-NKF, Inc. (the “Company”) and James Armstrong, Executive Vice President Federal Systems/Business Development and Corporate Secretary of the Company, have agreed that Mr. Armstrong’s employment with the Company will terminate on December 31, 2008.  This change is being effected in connection with a restructuring of the Company’s operations and Mr. Armstrong’s desire to pursue other professional opportunities.  Mr. Armstrong will receive severance of $190,000, or one year of base salary, and continuation of health insurance coverage for one year, consistent with his employment agreement with the Company, subject to entering into a general release with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date: December 4, 2008